UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2025

BIP Ventures Evergreen BDC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56550	93-6632897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3575 Piedmont Rd NE Building 15, Suite 730 Atlanta, GA	30305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (404) 410-6476

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b- 2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities.

As of April 1, 2025, BIP Ventures Evergreen BDC sold 185,095 unregistered common shares of beneficial interest (the “Shares”) at a price per Share of $31.13 (with the final number of shares being determined on April 15, 2025) to accredited investors in a private placement of Shares for an aggregate purchase price of $5,762,000. The offer and sale of the Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D thereunder.

Item 8.01 Other Events.

Recent BIP Ventures Evergreen BDC Transaction Highlights

On April 4, 2025, BIP Ventures Evergreen BDC (the “Company”) made an investment of $3.0 million into CareSave Technologies, Inc. (d/b/a ShiftMed) (“ShiftMed”) Convertible Mezzanine Debt Facility (the “Facility”) as part of a co-investment transaction with an affiliated fund in reliance on SEC co-investment exemptive relief. This Facility is subordinate to an existing ABL facility and senior to all other securities of the ShiftMed capitalization table. The Facility has an interest rate of 10.5%, which is expected to be distributed quarterly, a term of 5 years, and a feature that enables it to convert to an equity investment. The first 30 months are interest-only, followed by a 30-month amortization period. ShiftMed is a technology-enabled marketplace within the healthcare industry designed to connect skilled workers (caregivers and nurses) with available shifts at acute and post-acute care facilities. A recent product launch, ShiftMed Flex, positions the company as a broader workforce solution platform, handling both internal and external employees for their customers. The platform makes it easier for facilities to staff shifts, which drives compliance and quality of care.

On April 14, 2025, the Company made a follow-on investment of $0.5 million into a senior secured convertible note of Pointivo, Inc. (“Pointivo”). The convertible note has an interest rate of 10% and matures on December 31, 2025. Pointivo is an early-stage company enabling superior large asset maintenance and construction by creating detailed digital twins that enable data driven maintenance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIP Ventures Evergreen BDC

Date: April 16, 2025	By:	/s/ Mark Buffington
Mark Buffington
Chairman of the Board and Chief Executive Officer

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